_______________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 __________

                                SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934
                                 __________


 Filed by the Registrant [ X ]
 Filed by a Party other than the Registrant [   ]
 Check the appropriate box:
    [    ] Preliminary Proxy Statement
    [ X  ] Definitive Proxy Statement
    [    ] Definitive Additional Materials
    [    ] Soliciting Material Pursuant to Rule 14a-11(c) or
           Rule 14a-12


                      AQUILA BIOPHARMACEUTICALS, INC.
              (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

 Payment of Filing Fee (Check Appropriate Box)
    [ X ] No fee required.
    [   ] Fee computed on table below per Exchange Act Rules
          14a-6(i)(1) and 0-11.

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:
               [    ] Fee paid previously with preliminary materials.
               [    ] Check box if any part of the fee is offset as provided
                      by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                      1)   Amount Previously Paid:
                      2)   Form, Schedule or Registration Statement No.:
                      3)   Filing Party:
                      4)   Date Filed:
    _______________________________________________________________________


                 AQUILA BIOPHARMACEUTICALS, INC.
                    __________________

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD MAY 20, 1998
                    ___________________




TO THE SHAREHOLDERS OF
AQUILA BIOPHARMACEUTICALS, INC.:


	NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Aquila Biopharmaceuticals, Inc. (the "Company") will be held on Wednesday, May 20, 1998, at 3:00 p.m. at the offices of the Company, 365 Plantation Street, Worcester, Massachusetts 01605, for the following purposes:

	1.	To elect two Class III directors to the board of directors
    to hold office until the annual meeting of shareholders in 2001;

	2.	To transact such other business as may properly come before the meeting or any adjournment of this meeting.

The board of directors has fixed the close of business on March 26, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting and at any adjournment thereof.

All shareholders are cordially invited to attend the meeting; however, to assure your representation at the meeting you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.


                                            By Order of the Board of Directors



                                            Jane V. Hawkes, Secretary

April 8, 1998

                   AQUILA BIOPHARMACEUTICALS, INC.
                       365 PLANTATION STREET
                   WORCESTER, MASSACHUSETTS 01605


                          PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS


This proxy statement is being furnished to shareholders of Aquila Biopharmaceuticals, Inc. (the "Company") in connection with the solicitation by the Company's board of directors (the "Board of Directors" or "Board") of proxies for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Wednesday, May 20, 1998 at 3:00 p.m. at the offices of the Company, 365 Plantation Street, Worcester, Massachusetts, and any adjournment thereof. A copy of the Company's 1997 Annual Report to Shareholders is being mailed concurrently with this proxy statement to each shareholder entitled to vote at the meeting. This proxy statement and accompanying proxy materials will be mailed beginning April 8, 1998 to all shareholders entitled to vote at the meeting.

Voting and Proxies

The Board of Directors has fixed the close of business on March 26, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 25, 1998, there were 5,829,171 shares of the Company's common stock outstanding.

Each holder of record of shares of the Company's common stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the Annual Meeting. The presence in person or by properly executed proxy of the holders of a majority of the shares of the Company's common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of the Company's common stock present at the Annual Meeting in person or by properly executed proxy is required to elect the nominees for directors. With respect to the required vote on any particular matter, abstentions will be treated as votes cast or shares present and represented; while votes withheld by nominee record holders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast or shares present or represented. The failure of a broker to return a signed proxy card will result in the shares held of record by such broker not being counted towards the determination of a quorum.

Proxy Voting and Revocation

All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposal, the proxies will be voted in accordance with such specification. If no choice is specified, the persons named in the proxies solicited by the Board of Directors intend to vote for the election of the two nominees for directors.

The Board of Directors does not know of any matters, other than the matters described in this Proxy Statement, which are expected to be presented for consideration at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

Shareholders of the Company who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted or by executing and delivering later-dated proxies. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the Secretary of the Company in writing at any time prior to the voting of the proxy.

Solicitations

Proxies are being solicited by and on behalf of the Board of Directors. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses. In addition, the Company has retained American Stock Transfer & Trust Company to assist in the solicitation of proxies from its shareholders. For such service American Stock Transfer & Trust Company will receive reimbursement of out of pocket costs and expenses but will receive no consideration in addition to that received as transfer agent.


                              PROPOSAL 1
                         ELECTION OF DIRECTORS

Under the Company's By-laws, the Board of Directors consists of such number, as the Board shall determine but not less than one. The Board has set the number of Board members at five. The Board is classified into three classes, as nearly equal in number as possible, whose terms of office expire at different times in annual succession. If the two nominees are elected, there will be two directors (Messrs. Nelson and Hillback) whose terms expire at the annual meeting of the Company's shareholders in 1999, one director (Dr. Taunton-Rigby) whose term expires at the annual meeting of the Company's shareholders in 2000, and two directors (Mr. Beaver and Dr. Dorrington) whose terms expire at the annual meeting of the Company's shareholders in 2001. The members of each class are elected to serve a three-year term unless the membership of a class or classes is being reapportioned. It is intended that the persons named on the proxy card as proxies will vote shares of the Company's common stock so authorized for the election of Mr.
Beaver and Dr. Dorrington to the Board of Directors. The Board of Directors expects that each of the nominees will be available for election; but in the event that either of them should become unavailable, it is intended that the proxy would be voted for a nominee or nominees who would be designated by the Board of Directors, unless the Board reduces the number of directors.

Mr. Beaver and Dr. Dorrington will each serve until the annual meeting of the shareholders in 2001 and until their successors are elected and qualified. All the nominees are currently directors of the Company, and all nominees have agreed to serve as directors if elected at the meeting.

The Board of Directors recommends a vote FOR the election of the nominees set forth below.

Biographical summaries of the nominees for directors of the Company appear below.


Jeffrey T. Beaver

     Jeffrey T. Beaver, 60, has been a Director of the Company since March of 1996, and currently serves as the Chairman of the Board. Mr. Beaver served as a Director of CBC since January 1983, and as Chairman of the Board of Directors from April 1995 to October 1996. From May 1994 to April 1995,
     Mr. Beaver served as President and Chief Executive Officer of CBC, and from May 1994 to March 1996, Mr. Beaver served as CBC's Treasurer. Since October 1996, Mr. Beaver has been Managing Director of CoView Capital, Inc. From January
     1991 to May 1994, Mr. Beaver was an independent consultant in the healthcare sector. From September 1986 to December 1990, Mr. Beaver was Senior Vice President and Head of the Corporate Finance Group of IBJ Schroder Bank and Trust Company. Prior to September 1986, Mr. Beaver was a
     Managing Director of J. Henry Schroder Corporation (a subsidiary of Schroder Venture Managers, Inc.) where he was engaged in providing corporate financial advisory services. Mr. Beaver is a member of the Institute of Chartered Financial Analysts. He received his B.A. degree from Princeton University and his M.B.A. degree from New York University.
     Mr. Beaver is a member of the Nominating Committee of the Company.

Keith. J. Dorrington

     Keith J. Dorrington, Ph.D., D.Sc., 58, has been a Director of the Company since October 1996. Since 1991 Dr. Dorrington has been associated with MDS Health Ventures Capital Corp., the leading venture capital company for the healthcare sector in Canada, serving as Senior Vice President, Science and
     Technology since 1993. In this capacity Dr. Dorrington is responsible for the scientific evaluation of all pharmaceutical/biotechnology proposals received by MDS and in-depth technical review of selected proposals. Prior to this appointment Dr. Dorrington was General Manager and Director of Wellcome Biotechnology in the U.K. (January 1989 to June
     1991); Corporate Vice President of Research and Development, Connaught Laboratories Ltd. in Toronto (January 1983 to
     December 1988) and Professor and Chairman, Department of Biochemistry, University of Toronto (July 1976 to December
     1982). Dr. Dorrington earned his B.Sc., Ph.D., and D.Sc. from the University of Sheffield, U.K. He is a member of the Audit Committee and Chairman of the Nominating Committee.


Biographical summaries of the remaining directors of the Company whose terms of office will continue after the Annual Meeting appear below.

Alison Taunton-Rigby

     Alison Taunton-Rigby, Ph.D., 53, has served as President, Chief Executive Officer and Director since March of 1996. Dr. Taunton-Rigby served as President and Chief Executive
     Officer and a member of the Board of Directors of the Company's predecessor, Cambridge Biotech Corporation from April 1995 until October of 1996. From 1993 to 1994, she served as President and Chief Executive Officer of Mitotix, Inc., a biopharmaceutical company. Prior to joining Mitotix, Dr. Taunton-Rigby was Senior Vice President, Biotherapeutics, of Genzyme Corporation, where she had overall responsibility for Genzyme's biotherapeutics business. Dr. Taunton-Rigby is a member of the Board of Directors of BIO, the national trade organization, where she is also Chair of the Emerging Companies section. She is also a member of the Board of Directors and a past President of the Massachusetts Biotech Council, the trade organization representing Massachusetts biotechnology companies. Dr. Taunton-Rigby received her doctorate in Chemistry from the University of Bristol in England, and is a graduate of the Advanced Management
     Program of the Harvard Business School. She is a director of the CML Group, a specialty retailer, and of Synaptic Pharmaceutical Corporation. She is also a member of the Bentley College Ethics Board.

Elliott D. Hillback, Jr.

     Elliott D. Hillback, Jr., 53, has been a Director of the Company since March of 1996. Since July 1990 Mr. Hillback has served as Senior Vice President of Genzyme Corporation and since October 1996 has held the position of Senior Vice President of Corporate Affairs. As Senior Vice President of Genzyme, he was responsible for the formation in October 1990 of Neozyme Corporation, a research and development company established to accelerate product development for Genzyme. From July
     1991 to October 1996 he served as President and CEO of its genetic diagnostics subsidiary, IG Laboratories, Inc. Prior to joining Genzyme, Mr. Hillback held executive positions at Baxter International and BOC Group, Inc. as well as the positions of President and CEO of Cellcor Therapies, Inc., a start-up biotechnology company. Mr. Hillback is a member of the Council of Medical Genetics Organizations, is Co-chair of the Ethics Committee of the Biotechnology Industry
     Organization and serves as Director of Integramed America, Inc., a physician practice management company specializing in women's health care with a focus on infertility and assisted reproductive technology services. He earned his B.A. degree at Cornell University and an M.B.A. from Harvard Business
     School. He is chairman of the Audit Committee and a member of the Compensation Committee.

John M. Nelson

    John M. Nelson, 66, has been a Director of the Company since March of 1996. Mr. Nelson served as director of CBC from January 1987 to October 1996. Mr. Nelson is Chairman of the Board of The TJX Companies, Inc., a retailer of off-price fashion goods. Mr. Nelson retired as Chairman of Wyman-Gordon Company in October of 1997 having held that position since May of 1994. Previously, he had been Chairman and Chief Executive Officer since May of 1991. From 1988 until 1990 Mr. Nelson was Chairman, President and Chief Executive Officer of Norton Company, a manufacturer of abrasives, ceramics, plastics, and chemical process products. From 1979 to September 1990, he was a director of Norton. Prior to becoming Chief Executive Officer of Norton, Mr. Nelson was President and Chief Operating Officer of Norton from 1986 to 1988, and, for more than five years, was President and Chief Executive Officer of its subsidiary, Norton Christianson, Inc. Mr. Nelson holds a B.A. degree from Wesleyan University and an M.B.A. from Harvard Business School. He is a director of Brown & Sharpe Manufacturing Company, Stocker & Yale,
    Inc., The TJX Companies, Inc., Commerce Holdings, Inc. and Eaton Vance Corp. Mr. Nelson serves as Chairman of the Company's Compensation Committee.


        Security Ownership of Certain Beneficial Owners and Management of the Company

The following table sets forth certain information as to the Company's common stock owned by management of the Company as of February 15, 1998 based upon information supplied by the Company's directors and executive officers and by beneficial owners of more than five percent (5%) of the Company's common stock based solely upon filings made by such beneficial owners.


Name of                           Amount and Nature of
Beneficial Owner                 Beneficial Ownership(1)       Percent of Class

Alison Taunton-Rigby Ph.D.(2)           151,876                       2.6%
Aquila Biopharmaceuticals, Inc.
365 Plantation Street
Worcester, MA  01605

Jeffrey T. Beaver (3)                   52,922                        *
Aquila Biopharmaceuticals, Inc.
365 Plantation Street
Worcester, MA  01605

Keith J. Dorrington Ph.D.(4)             7,500                        *
Aquila Biopharmaceuticals, Inc.
365 Plantation Street
Worcester, MA  01605

Elliott D. Hillback, Jr.(5)              7,500                        *
Aquila Biopharmaceuticals, Inc.
365 Plantation Street
Worcester, MA  01605

John M. Nelson(6)                       11,188                        *
Aquila Biopharmaceuticals, Inc.
365 Plantation Street
Worcester, MA  01605

Gerald A. Beltz Ph.D.(7)                34,456                        *
Aquila Biopharmaceuticals, Inc.
365 Plantation Street
Worcester, MA  01605

Stephen J. DiPalma(8)                   25,000                        *
Aquila Biopharmaceuticals, Inc.
365 Plantation Street
Worcester, MA  01605

Deborah B. Grabbe(9)                    33,240                        *
Aquila Biopharmaceuticals, Inc.
365 Plantation Street
Worcester, MA  01605

Robert B. Kammer, M.D.(10)              38,279                        *
Aquila Biopharmaceuticals, Inc.
365 Plantation Street
Worcester, MA  01605

Directors and Executive                361,961                       6.2%
Officers as a Group(11)

State of Wisconsin                     414,074                       7.1%
Investment Board(12)
State of Wisconsin
121 E. Wilson Street
Madison, Wisconsin 53707

Marcus Schloss & Co., Inc.(13)         416,906                       7.2%
One Whitehall Street
New York, NY  10004
01605

*	Less than 1%
(1) 	Share ownership includes shares of common stock issuable on exercise of certain outstanding options as described in the footnotes below.
(2) 	Includes 146,543 shares which Dr. Taunton-Rigby may acquire upon the exercise of options.
(3) 	Includes 132 shares held as custodian for one daughter and 132 shares held as custodian for another daughter. Mr. Beaver disclaims beneficial ownership of the shares held as custodian for his daughters. Includes 42,181 shares which Mr. Beaver may acquire upon the exercise of options
(4) 	Includes 7,500 shares which Dr. Dorrington may acquire upon the exercise of options.
(5) Includes 7,500 shares which Mr. Hillback may acquire upon the exercise of options.
(6)     Includes 7,500 shares which Mr. Nelson may acquire upon the exercise of options.
(7)     Includes 30,000 shares which Dr. Beltz may acquire upon the exercise of options.
(8) 	Includes 25,000 shares which Mr. DiPalma may acquire upon the exercise of options.
(9) 	Includes 30,000 shares which Ms. Grabbe may acquire upon the exercise of options.
(10) Includes 30,000 shares which Dr. Kammer may acquire upon the exercise of options.
(11) 	See Footnotes Numbers 1-10.
(12) Based solely upon information contained in Schedule 13G filed with the Company.
(13) Based solely upon information contained in Schedule 13G filed with the Company. Douglas Schloss and Richard P. Schloss may be deemed beneficial owners of the shares.


                            Board of Directors

The Board of Directors meets on a regularly scheduled basis and holds special meetings as required. The Board met five times during 1997.

The Board of Directors has assigned certain responsibilities to the Audit Committee, the Compensation Committee and the Nominating Committee, each of which was established by the Board of Directors in October of 1996. The members of the Audit Committee are Mr. Hillback (chairman) and Dr. Dorrington. The Audit Committee held two meetings during 1997. The functions of the Audit Committee include recommending to the full Board the appointment of the independent public accountants for the Company, reviewing the scope and results of the audits by the independent public accountants, and reviewing internal reports on various aspects of corporate operations.

The members of the Compensation Committee are Mr. Nelson (chairman) and Mr. Hillback. The Compensation Committee held four informal meetings during 1997 (acting by written consent vote), and administered the compensation plan for the Company's officers including the adoption of a severance plan for senior management.

The members of the Nominating Committee are Dr. Dorrington (chairman) and Mr. Beaver. The Nominating Committee held no meetings during 1997. The functions of the Nominating Committee include reviewing possible candidates for the Board of Directors and recommending nomination of appropriate candidates by the Board.

Shareholders who wish to suggest qualified candidates for the Board of Directors must do so in accordance with the provisions of the Company's By-Laws by sending a notice to the Company's Secretary, together with certain information with respect to such nominees, not less than 60 nor more than 150 days prior to the date of the Annual Meeting (unless less than 70 days notice of the Annual Meeting is given in which case notice must be given not later than the close of business on the tenth day following the earlier of such public disclosure or notice of such meeting).


                         EXECUTIVE COMPENSATION

                       Summary Compensation Table

The following table sets forth certain information as to the annual and long-term compensation for services to the Company for the last three completed fiscal years of the Company's Chief Executive Officer, the other three most highly compensated executive officers of the Company as of December 31, 1997, and Stephen J. DiPalma who was an Executive
Officer of the Company through December 5, 1997 (collectively the "Named Executive Officers"). The amounts reported for 1996 reflect compensation paid by the Company's predecessor, Cambridge Biotech Corporation ("CBC") (prior to and including October 21, 1996) and the Company
(after October 21, 1996). The amounts reported for 1995 reflect compensation paid by CBC to the Named Executive Officers.

                                            Summary Compensation Table

                                                                              Long-Term
                                         Annual Compensation                 Compensation            All Other
                                                                                                      Compen-
                                                                                                      sation
                                                                                                        ($)
                                                                                 Awards
Name and Principal       Year       Salary       Bonus       Other     Restricted     Securities
Position                             ($)          ($)        Annual      Stock        Underlying
                                                             Compen-    Award(s)       Options/
                                                             sation       ($)            SARS
                                                              ($)                        (#)
Alison Taunton-Rigby     1997      $244,650    $ 61,500        --          --           35,000        $6,885(2)
President/CEO &          1996       225,000     103,750        --          --           85,000         4,895
Director                 1995       161,827      38,340(1)     --          --          104,043         3,076

Gerald A. Beltz          1997       160,474      32,000        --          --           20,000         2,962(4)
Senior Vice President    1996       144,708      40,000      31,373(3)     --           60,000           762
of Research and          1995       118,885       6,017(1)     --          --             --             514
Development

Stephen J. DiPalma       1997       131,171        --          --          --           20,000         2,331(6)
Vice President, Chief    1996       100,000      20,000        --          --           50,000           209
Financial Officer        1995          --          --          --          --             --              --
& Treasurer(5)

Deborah B. Grabbe        1997       137,442      34,500        --          --           20,000         2,259(8)
Vice President of        1996       132,040      33,000      25,081(7)     --           60,000           689
Manufacturing Operations 1995       118,500       5,765(1)     --          --             --             512

Robert B. Kammer         1997       158,000      30,000        --          --           20,000         2,924(11)
Vice President of        1996       152,354      30,000      63,158(9)     --           60,000         2,073
Medical Affairs          1995       178,614       6,945(2)   55,110(10)    --             --             772

________________________

(1) Bonus for 1995 paid on consummation of Reorganization Plan in the Company's common stock (fair market value of common stock at time of payment).
(2) Represents payment by the Company of $4,400 for term life insurance and $2,485 for the company's contribution to Dr. Taunton-Rigby's 401(k) account.
(3) Represents an incentive stock award in the amount of $29,700 and compensation deferred pursuant to a salary reduction program, both of which were contingent upon CBC emerging from bankruptcy and were paid in the Company's common stock on consummation of the Reorganization
        Plan.
(4) Represents payment by the Company of $653 for term life insurance and $2,309 for the Company's contribution to Dr. Beltz's 401(k) account.
(5)     Mr. DiPalma resigned from his positions with the Company effective
        December 5, 1997.
(6) Represents payment by the Company of $530 for term life insurance and $1,801 for the Company's contribution to Mr. DiPalma's 401(k) account.
(7) Represents an incentive stock award in the amount of $22,770 and compensation deferred pursuant to salary reduction program, both of which were contingent upon CBC emerging from bankruptcy and were paid in the Company's common stock on consummation of the Reorganization
        Plan.
(8) Represents payment by the Company of $559 for term life insurance and $1,700 for the Company's contribution to Ms. Grabbe's 401(k) account.
(9) Represents an incentive stock award in the amount of $57,920 and compensation deferred pursuant to a salary reduction program, both of which were contingent upon CBC emerging from bankruptcy and were paid in the Company's common stock on consummation of the Reorgani-zation Plan.
(10) Tax reimbursements in the amount of $19,510 and relocation allowance in the amount of $35,600.
(11) Represents payment by the Company of $645 for term life insurance and $2,279 for the Company's contribution to Dr. Kammer's 401(k) account.


                                Option/SAR Grants in Last Fiscal Year
                                    Individual Grants                                            Potential Realizable
                                                                                                 Value at Assumed
                                                                                                 Annual Rates of Stock
                                                                                                 Price Appreciation
                                                                                                 for Option Term
Name                      Number of      Percent of Total      Exercise of      Expiration
                          Securities     Options/SARs          Base Price       Date
                          Underlying     Granted to            ($/Sh.)
                          Option/SARs    Employees in
                          Granted (#)    Fiscal Year
                                                                                                  5%($)      10%($)
Alison Taunton-Rigby       35,000(2)       21.29%                $5.125         9/11/2007       $113,006     $285,206
Gerald A. Beltz            20,000(2)       12.17%                 5.125         9/11/2007         64,575      162,975
Stephen J. DiPalma(1)      20,000(2)       12.17%                 5.125         9/11/2007         64,575      162,975
Deborah B. Grabbe          20,000(2)       12.17%                 5.125         9/11/2007         64,575      162,575
Robert B. Kammer           20,000(2)       12.17%                 5.125         9/11/2007         64,575      162,575

________________________

(1)     Mr. DiPalma resigned effective December 5, 1997.
(2) Stock option exercisable with respect to 25% of the shares on September 11, 1998, 25% of the shares on September 11, 1999, 25% on the shares on September 11, 2000, and 25% of the shares on September 11, 2001.

              Fiscal Year End Option/SAR Value Table

The following chart shows the number and value of unexercised options held by each of the Named Executive Officers at the end of the Company's last fiscal year. The value shown for each option is equal to the difference between the exercise price of the option and the fair market value of the underlying stock at fiscal year end. The Company has never awarded any stock appreciation rights to any of its employees, and thus none are outstanding. None of the Named
Executive Officers exercised any options during the Company's last fiscal year.

                         Aggregated Option / SAR Exercises In
                  Last Fiscal Year And FY-End Option / SAR Values
                               Number of Securities          Value of Unexercised In-
                              Underlying Unexercised          the-Money Options/SARs
                            Options/SARs at Fiscal Year-        at Fiscal Year-End
                                       End                             ($)
                                       (#)
                             Exercisable/Unexercisable       Exercisable/Unexercisable
Alison Taunton-Rigby              146,543/77,500                   144,412*/0
Gerald A. Beltz                    30,000/50,000                       0/0
Stephen J. DiPalma                 25,000/0                            0/0
Deborah B. Grabbe                  30,000/50,000                       0/0
Robert B. Kammer                   30,000/50,000                       0/0
___________________________

* Value of 104,043 options which were in-the-money at year-end.

The Company has entered into employment contracts with several of its officers as described below.

Dr. Taunton-Rigby entered into an employment agreement with CBC dated April 6, 1995, which has been assumed by the Company, which provides for an annual base salary of $225,000, subject to increase from time to time at the discretion of the Company. The term of the contract automatically extends for an additional year on each anniversary date unless the Company gives a notice of termination 90 days prior to the relevant anniversary date. Dr. Taunton-Rigby also entered into an Employee Retention Agreement dated September 2,
1997, pursuant to which, if Dr. Taunton-Rigby's employment is terminated within twenty-four (24) months of a "change of control," unless such termination is by the Company for "cause," by Dr. Taunton-Rigby other than for "good reason" or due to her death or disability, she is entitled to a payment equal to three (3) times her annual base salary as in effect prior to the change of control plus the average annual bonus received by her during the three preceding years.

Dr. Beltz entered into an employment agreement with CBC dated
August 21, 1995, which has been assumed by the Company, which provides for an initial annual salary of $140,000, subject to review on an annual basis. Dr. Beltz's employment under the agreement may be terminated any time after August 21, 1997 by either party without liability upon 180 days prior written notice. Dr. Beltz also entered into an Employee Retention Agreement dated October 24, 1997, pursuant to which, if Dr. Beltz's employment is terminated within twenty-four
(24) months of a "change of control," unless such termination is by the Company for "cause," by Dr. Beltz other than for "good reason" or due to his death or disability, he is entitled to a payment equal to two (2) times his annual base salary as in effect prior to the change of control plus the average annual bonus received by him during the three preceding years.

Ms. Grabbe entered into an employment agreement with CBC dated
August 21, 1995, which has been assumed by the Company, which provides for an initial annual salary of $130,000, subject to review on an annual basis. Ms. Grabbe's employment under the agreement may be terminated at any time after August 21, 1997 by either party without liability upon 180 days prior written notice. Ms. Grabbe also entered into an Employee Retention Agreement dated October 24, 1997, pursuant to which, if Ms. Grabbe's employment is terminated within twenty-four (24) months of a "change of control," unless such termination is by the Company for "cause," by Ms. Grabbe other than for "good reason" or due to her death or disability, she is entitled to a payment equal to her annual base salary as in effect prior to the change of control plus the average annual bonus received by her during the three preceding years.

Dr. Kammer entered into an employment agreement with CBC dated
August 21, 1995, which has been assumed by the Company, which provides for an initial annual salary of $150,000, subject to review on an annual basis. Dr. Kammer's employment under the agreement may be terminated at any time after August 21, 1997 by either party without liability upon 180 days prior written notice. Dr. Kammer also entered into an Employee Retention Agreement dated October 24, 1997, pursuant to which, if Dr. Kammer's employment is terminated within twenty-four (24) months of a "change of control," unless such termination is by the Company for "cause," by Dr. Kammer other than for "good reason" or due to his death or disability, he is entitled to a payment equal to his annual base salary as in effect prior to the change of control plus the average annual bonus received by him during the three preceding years.


Performance Graph

The following graph shows a comparison over a five-year period ending at the end of the Company's last fiscal year of the cumulative total return to the Company's shareholders with the cumulative total return of the NASDAQ Total Return Index and the NASDAQ Pharmaceutical Index and assumes an investment of $100 on December 31, 1992.

                             1992    1993    1994    1995    1996      1997

NASDAQ Total Return Index    100.0   115.8   112.3   157.7   193.1     236.2

NASDAQ Pharmaceuticals Index 100.0    89.1    67.1   122.7   123.1     127.2

Cambridge Biotech            100.0    35.1    18.4    18.4    21.1      18.2
Corporation/Aquila
Biopharmaceuticals, Inc.(1)

___________________________
(1) The graph represents the history of CBC until October 1996, and the Company thereafter.

                 Board Compensation Committee Report on
                        Executive Compensation

Overall Policy

The Company's executive compensation program is designed to be closely linked to corporate performance and return to shareholders by tying a significant portion of executive compensation to the Company's success in meeting specified annual performance goals.
The overall objectives of this strategy are to provide competitive salaries necessary to attract and retain the highest quality talent, to reward performances that accomplish Company goals and priorities, and to provide incentives that link the executive officers' opportunities for financial reward with that of the shareholders.

The Compensation Committee is responsible for setting and administering the policies that govern the compensation of the Company's executive officers. Generally, the three principal components of the compensation program for executive officers are base salary, bonus and equity-based incentives (typically stock options), although awards are not necessarily granted in all three categories every year. In reaching decisions on compensation, the Compensation Committee also takes into account the full compensation package provided by the Company to the officers, including savings plans, severance plans, insurance, and benefits generally available to all employees of the Company.

This report addresses the Company's compensation policies as they relate to compensation reported for 1997.

Salary Administration

The ranges of appropriate base salaries are determined by analysis of salary data on positions of comparable responsibility within the biotechnology industry, as reported in the annual Radford Biotechnology Compensation Report by Radford Associates/AON Consulting. Salaries of executive officers are reviewed annually, and any adjustments are made by evaluating the performance of the Company and of each executive officer and taking into account any change in the executive's responsibilities. Exceptional performances are generally compensated with performance-related bonuses and stock options rather than raising base salaries, reflecting the Compensation Committee's increasing emphasis on tying pay to performance criteria.

Bonus Program

Executives are eligible to receive bonuses based on the overall performance of the Company and based on individual achievement. A number of specific goals are established at the beginning of the year for each of the executive officers. A target bonus as a percentage of compensation is also set for each of the executive officers including the CEO. Bonuses are awarded based upon the recommendation of the CEO and the Compensation Committee's evaluation of the executive officer's achievement of his or her goals. For example, if an officer had a target bonus of up to 25% of his compensation, he might be given a bonus of 20% if he met most but not all of his goals. The Compensation Committee awarded bonuses to each of the executive officers, other than Dr. Taunton-Rigby, totaling in the aggregate $96,500.

Stock Option Program

Under the Company's 1996 Stock Award and Option Plan, the
Company may grant stock options, discounted stock options, restricted stock, deferred stock, and stock appreciation rights to any or all of the Company's employees, officers, and advisors and/or consultants. The Compensation Committee believes that long-term incentive awards, such as stock options, link the executive's opportunity for financial reward with that of the shareholders, in that the value of an executive's stock options increases as the value of the shareholders' shares increases. The Committee granted options to executive officers in order to continue to incentivize the officers towards the achievement of the Company's long term goals.

The Committee granted options for 80,000 shares of the Company's common stock in the aggregate to the executive officers, other than Dr. Taunton-Rigby. The options will vest beginning in September of 1998.

Compensation of the Chief Executive Officer

Dr. Taunton-Rigby's 1997 base compensation is pursuant to an employment contract negotiated with CBC in 1995 and assumed by the Company. The Compensation Committee elected to increase Dr. Taunton-Rigby's base compensation by a percentage of compensation consistent with the percentage increase given to other executive officers reflecting the Committee's goal to reward performance mainly through a bonus award. The Committee's determination of the amount of the bonus was made after a review of the achievement of Dr. Taunton-Rigby's goals for the year and the overall success of the Company in moving forward after emerging from bankruptcy. The Compensation Committee granted Dr. Taunton-Rigby a bonus in the amount of $61,500. Under the Company's 1996 Stock Award and
Option Plan, the Board granted Dr. Taunton-Rigby options for 35,000 shares of the Company's common stock, which options will vest beginning in September of 1998.

              SUBMITTED BY THE COMPENSATION COMMITTEE
                     OF THE BOARD OF DIRECTORS

                     John M. Nelson, Chairman
                     Elliott D. Hillback, Jr.


      Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of the registered class of the Company's equity securities (collectively, "Reporting Person") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock of the Company. Each
Reporting Person is required by SEC regulation to furnish the Company with copies of such Section 16(a) reports. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports are required during the fiscal year ended December 31, 1997, no Reporting Person has failed to file on a timely basis any report required by Section 16(a) of the Exchange Act.

                       Compensation of Directors

Each director who is not an employee of the Company receives fees of $2,000 ($2,500 for the chairman of the Board) for each Board meeting attended in person by such director; $1,000 for each standing committee meeting, held on a day other than a day on which a meeting of the Board is held, attended by such director in person; and $500 for each Board and committee meeting attended by telephone provided such committee meeting is not held on the same day as a Board meeting. Under provisions of the Company's 1996 Directors Stock
Award and Option Plan, each non-employee director is awarded an option to purchase 2,500 shares of the Company's common stock on the first trading day of July of each year.

                 INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the Company for fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. served as auditors during 1995 and 1996. A representative of Coopers &
Lybrand L.L.P. is expected to be present at the Annual Meeting to be available to respond to appropriate questions and to have the opportunity to make a statement if such representative desires to do so.

                     SHAREHOLDER PROPOSALS

In order for any proposal that a shareholder intends to present at the next annual meeting of shareholders to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Secretary of the Company at the Company's offices in Worcester, Massachusetts by December 17, 1998.


Date: April 8, 1998

                                        By order of the Board of Directors

                                                 JANE V. HAWKES, Secretary
	PROXY	AQUILA BIOPHARMACEUTICALS, INC.	PROXY


	This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders May 20, 1998.

	The undersigned shareholder of AQUILA BIOPHARMACEUTICALS, INC. (the "Company"), revoking all previous proxies, hereby constitutes and appoints ALISON TAUNTON-RIGBY and JANE V. HAWKES, or any one of them, attorneys and proxies of the undersigned, with full power of substitution for and in the name of the undersigned to vote all shares of stock of the Company which the undersigned may be entitled to vote at the annual meeting of the shareholders of the Company to be held at the offices of the Company, 365 Plantation Street, Worcester, Massachusetts 01605, on Wednesday, May 20, 1998 at 3:00 p.m. or any adjournment thereof, with all powers which the undersigned would possess if personally present.

	The proxies appointed hereby are instructed to vote in the manner indicated on the reverse side on the following matters, as set forth in the notice of meeting and in the Proxy Statement dated April 8, 1998, receipt of which is hereby acknowledged.

	This proxy when properly executed will be voted in accordance with the specifications indicated by the undersigned shareholder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.


Where no specification is made, this proxy will be voted FOR the Election of Directors in accordance with the recommendation of the Board of Directors.

Proposal 1

Elect Class III directors to hold office until the annual meeting of shareholders in 2001.


	Jeffrey T. Beaver			Keith J. Dorrington


FOR                         WITHHELD                   ABSTAIN
all nominees                from all nominees


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


MARK HERE FOR ADDRESS CHANGE

		NEW ADDRESS:	__________________________
					__________________________
					__________________________
					__________________________
					__________________________


MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature	______________________		Date _________________


Signature      ______________________            Date _________________